Exhibit 3.2

DISTRIBUTION SOLUTIONS GROUP, INC.

AMENDED AND RESTATED

BY-LAWS

AMENDED AND RESTATED EFFECTIVE AS OF MAY 5, 2022

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ARTICLE 1

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be maintained in the City of Wilmington, State of Delaware, and the registered agent in charge thereof is The Corporation Trust Company or such other registered agent or location in the State of Delaware as the Board of Directors may from time to time determine.

Section 1.2 Other Offices. The Corporation may also have an office in the City of Chicago, State of Illinois and at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS MEETINGS

Section 2.1 Place of Meetings. All meetings of the stockholders, whether annual or special, shall be held at the offices of the Corporation in Chicago, Illinois, or at such other place as may be fixed from time to time by the Board of Directors.

Section 2.2 Annual Meetings. An annual meeting of the stockholders shall be held each year on such date and at such time as may from time to time be determined by the Board of Directors, at which the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the stockholders may be called only in accordance with the provisions of Article Thirteenth of the Certificate of Incorporation.

Section 2.4 Notice of Meetings.

(a) Written notice of a meeting of stockholders, stating the place, date and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.

(b) Notice to stockholders may be given by writing in paper form or solely in the form of electronic transmission as permitted by this Section 2.4. Notice may be delivered personally, may be delivered by mail, or, with the consent of the stockholder entitled to receive notice, may be delivered by facsimile telecommunication or any of the other means of electronic transmission specified in this Section 2.4.

If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation. Any notice to stockholders given by the Corporation shall be effective if delivered or given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.5 Stockholder Nominations and Proposals.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (x) by or at the direction of the Board of Directors or (y) by any stockholder of the Corporation in the manner specified in Article Eleventh of the Certificate of Incorporation. The proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) as specified in the Corporation’s notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee appointed by the Board for such purpose, or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures and other provisions set forth in this Section 2.5(a) as to such business and who was a stockholder of record at the time of the giving of the stockholder’s notice required in this Section 2.5(a) to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to propose business to be considered (other than business properly brought under and in compliance with Rule 14a-8 (or any successor thereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s proxy statement that has been prepared to solicit proxies for such annual meeting) at an annual meeting of stockholders.

(ii) For any business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 2.5(a)(i) of these By-Laws, (x) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation, (y) the stockholder must provide to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in this Section 2.5(a) and (z) any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.5(a)(ii) or Section 2.5(b)) shall set forth:

(A) (1) a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration and, if such business includes proposed amendments to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or By-Laws, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of any Proposing Person or Associated Person thereof and (2) a description of all agreements, arrangements and understandings between any Proposing Person or Associated Person thereof and any other person or persons (including their names) in connection with the proposal of such business;

(B) as to each Proposing Person, (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books), (2) the class or series and number of shares of the Corporation which are, directly or indirectly, “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such Proposing Person or any Associated Person thereof, (3) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights or similar rights, commitments or obligations with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each, a “Derivative Instrument”) that are, directly or indirectly, beneficially owned by such Proposing Person or any Associated Person thereof, (4) a description of all agreements, arrangements, understandings or relationships, including any repurchase or similar so-called “stock borrowing” agreement or arrangement and any short interest, engaged in, directly or indirectly, by such Proposing Person or any Associated Person thereof, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person or any Associated Person thereof with respect to any class or series of shares or other securities of the Corporation, or that provide, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of capital stock or other securities of the Corporation, (5) a description of any other direct or indirect opportunity for such Proposing Person or any Associated Person thereof to profit or share in any profit

(including any performance-based fees) derived from any increase or decrease in the value of any class or series of shares or other securities of the Corporation, (6) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person or any Associated Person thereof has a right to vote any shares or other securities of the Corporation, (7) a description of any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person or any Associated Person thereof that are separated or separable from the underlying shares of the Corporation, (8) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any Associated Person thereof is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (9) a description of all agreements, arrangements and understandings between any Proposing Person or Associated Person thereof and any other person or persons (including their names) in connection with or related to the ownership or voting of shares of the Corporation or Derivative Instruments, (10) a representation as to whether such Proposing Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal and (11) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the proposal of such business pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (whether or not such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation); and

(C) as to the stockholder giving the notice, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.

The notice and updating requirements of this Section 2.5(a) shall not apply to a stockholder with respect to (and only with respect to) business properly brought under Rule 14a-8 (or any successor thereof) if the stockholder has notified the Corporation of his, her or its intention to present a proposal with respect to such particular business at an annual meeting pursuant to and in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal with respect to such particular business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(iii) A stockholder providing notice of business proposed to be brought before a meeting (whether given pursuant to Section 2.5(a)(ii) or Section 2.5(b)) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(b) Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (x) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (y) otherwise properly brought before the special meeting by or at the direction of the Board of Directors or (z) specified in the Corporation’s notice of meeting (or any supplement thereto) given by the Corporation pursuant to a valid stockholder request in accordance with Article Thirteenth of the Certificate of Incorporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that directors shall be elected at such meeting, by any stockholder of the Corporation in the manner specified in Article Eleventh of the Certificate of Incorporation.

(c) General. (i) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5, and (y) if any proposed nomination or business was not made or proposed, as the case may be, in compliance with this Section 2.5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) Notwithstanding anything to the contrary in this Section 2.5, except with respect to nominations of persons for election to the Board of Directors made in the manner specified in Article Eleventh of the Certificate of Incorporation, if the stockholder (or a qualified representative of the stockholder) making a proposal of business under this Section 2.5 does not appear (in person or by proxy) at a meeting of stockholders to present such proposed business, the proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 2.5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv) Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with any and all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.5; provided, however, that (except as explicitly provided in the last sentence of Section 2.5(a)(ii) of these By-Laws) any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to, and shall not, limit the separate and additional requirements set forth in these By-Laws with respect to proposals for business to be considered pursuant to this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(v) In no event shall the announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice of a stockholder proposal as described in this Section 2.5.

(vi) For purposes of this Section 2.5, the term “Proposing Person” means (x) the stockholder providing the notice of business proposed to be brought before a meeting and (y) any beneficial owner or beneficial owners on whose behalf the business proposed to be brought before a meeting is made.

(vii) For purposes of this Section 2.5, the term “Associated Person” means, with respect to any Proposing Person, any “affiliate” or “associate” (each within the meaning of Rule 12b-2 under the Exchange Act) of such Proposing Person.

Section 2.6 Stockholders List. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared, or caused to be prepared, by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.7 Quorum. The holders of a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8 Voting. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or by these By-Laws, (i) in respect of the vote that shall be required for a specified action other than the election of directors, the vote of the holders of a majority of the total voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting shall be determinative of any such specified action and (ii) pursuant to the Certificate of Incorporation cumulative voting shall apply with respect to the election of directors, and directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each stockholder shall have one vote for each share of stock having voting power registered in his or her name on the books of the Corporation, except as otherwise provided in the Certificate of Incorporation.

Section 2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may in writing authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period not to exceed ten years.

Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, a stockholder may validly authorize another person or persons to act for him or her as proxy by: (a) executing a writing to that effect, which execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or (b) transmitting or authorizing an electronic transmission setting forth an authorization to act as proxy to the person designated as the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent. Proxies by electronic submission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.10 Elimination of Right to Act by Consent. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 2.11 Voting Procedures and Inspectors of Election.

(a) The Corporation, by action of the Secretary, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 2.9 of these By-Laws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to subsection (b)(v) of this Section, shall specify the specific information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors belief that the information is accurate and reliable.

Section 2.12 Remote Communication. For the purposes of these By-Laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(A) participate in a meeting of stockholders; and

(B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE 3

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such acts and things as are not by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2 Number of Directors, Classes, Terms and Election; Vacancies. The number of directors shall not be less than five nor more than nine, the exact number of directors to be determined from time to time by resolution adopted by a majority of the whole Board. As used in this Section 3.2, “whole Board” means the total number of directors which at the time are to constitute the Board of Directors as determined by the Board of Directors in accordance herewith. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Until the election of directors at the 2022 annual meeting of stockholders, the Board of Directors shall be classified with respect to the time for which they severally hold office into three classes of directors, Class I, Class II and Class III. Directors in Class II elected at the annual meeting of stockholders in 2020 have a term expiring at the annual meeting of stockholders in 2021, directors in Class III have a term expiring at the annual meeting of stockholders in 2021, and directors in Class I have a term expiring at the annual meeting of stockholders in 2022, with directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each director shall be subject to such director’s earlier death, resignation, retirement, disqualification or removal from office. At each annual meeting of stockholders commencing with the 2021 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting of stockholders shall be elected for a one-year term, with directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each director shall be subject to such director’s earlier death, resignation, retirement, disqualification or removal from office. From and after the election of directors at the 2022 annual meeting of stockholders, the Board of Directors shall cease to be classified.

If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, a majority of the remaining directors, though less than a quorum, shall choose a successor or successors, or a director to fill the newly created directorship. Directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they shall have been elected expires. Until the 2022 annual meeting of stockholders, any director elected to fill a newly created directorship that results from an increase in the number of directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders.

Section 3.3 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director, or the entire Board of Directors, may be removed at any time, provided that until the 2022 annual meeting of stockholders, any director may only be removed for cause; and (b) the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) outstanding at the time a determination is made shall be required to remove a director from office.

Section 3.4 Place of Meetings. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the Corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

Section 3.5 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.6 Compensation of Directors. Directors may receive compensation for their services as directors and for attending meetings of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may likewise receive compensation for their service on committees and for attending committee meetings.

Section 3.7 Annual and Regular Meetings; Notice. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held on (or as soon as possible following) the date of the annual meeting of the stockholders either (i) at the place of such annual meeting of the stockholders, in which event notice of such annual meeting of the Board of Directors need not be given, or (ii) at such other time and place as shall have been determined by the Chairman of the Board or the Lead Director (if any) and as shall have been specified in advance notice given to members of the Board of Directors of the date, place and time of such meeting. Any such notice shall be given at least 24 hours in advance if sent by to each director by facsimile, by email or by any other form of electronic transmission approved by such director (each, a “Specified Transmission”), or delivered to him or her personally, or at least five days’ in advance, if notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address. Any such notice need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by Specified Transmission), whether before or after such meeting.

The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and time of such meetings. Advance notice of regular meetings need not be given; provided if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each member of the Board of Directors of the place, date and time of such meeting which shall be at least 24 hours’ notice, if such notice is sent by Specified Transmission, to each director, or delivered to him or her personally, or at least five days’ notice, if such notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address. Notice of such a meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by Specified Transmission), whether before or after such meeting.

Section 3.8 Special Meetings; Notice. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board, the Lead Director (if any) or the President or at the request in writing made to the Chairman of the Board, the Lead Director (if any) or the President by any three or more directors. Special meetings of the Board of Directors may be called on 24 hours’ notice, if such notice is sent by Specified Transmission, to each director, or delivered to him or her personally, or on five days’ notice, if notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by Specified Transmission), whether before or after such meeting. Any business may be conducted at a special meetings.

Section 3.9 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed or Specified Transmissions are delivered by all members of the Board or of such committee, as the case may be, and such written consent or Specified Transmissions are filed with the minutes of proceedings of the Board of Directors.

Section 3.10 Participation at Meeting by Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.11 Quorum and Manner of Acting. Except as otherwise provided in these By-Laws, a majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In case of an equality of votes on any question before the Board of Directors of the Corporation, the Director who holds the office of Chairman of the Board, the Lead Director (if any) or the President (if a director), in that order if present, shall have a second and deciding vote. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days.

ARTICLE 4

OFFICERS

Section 4.1 Officers. The officers of the Corporation shall be chosen by the Board of Directors and, subject to the last sentence of this Section 4.1, shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and any other officers appointed pursuant to Section 4.3 of these By-Laws. The Board of Directors also may elect and the Chief Executive Officer may appoint one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors or the Chief Executive Officer may determine who shall have such authority, exercise such powers and perform such duties as may be specified in these By-Laws or determined by the Board of Directors. Any number of offices may be held by the same person, except that one person may not hold both the office of Chief Executive Officer and Secretary. The Chairman of the Board (whether or not an officer) shall be a director, but no other officer need be a director. The Board may determine that the Chairman of the Board will not be an officer of the Corporation.

Section 4.2 Election, Term of Office and Eligibility. The officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until his or her successor shall have been duly elected or appointed and qualified or until his or her death, resignation or removal.

Section 4.3 Additional Officers. The Board of Directors may appoint such other officers and agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may from time to time delegate to the Chief Executive Officer the authority to appoint and remove any such officers or agents and to prescribe their respective terms in office, authorities and duties.

Section 4.4 Removal. Any officer may be removed at any time, either with or without cause, by the Board of Directors. Any Assistant Secretary or Assistant Treasurer or officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the Board of Directors or the Chief Executive Officer.

Section 4.5 The Chairman of the Board; Lead Director. The Board shall elect a Chairman of the Board from the members of the Board. The Board shall designate the Chairman as either a Non-executive Chairman of the Board, or an Executive Chairman of the Board. Subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these By-Laws, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board of Directors. References in these By-Laws to “Chairman” shall mean the Non-Executive Chairman or Executive Chairman, as designated by the Board. The Board may elect a Lead Director from among the members of the Board.

Section 4.6 The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall supervise and control all of the assets, business and affairs of the Corporation. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, or in the event of his or her inability or refusal to act, the Chief Executive Officer or his or her designee shall preside at all meetings of the stockholders and the Board of Directors.

Section 4.7 The President. In the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time. In the absence of the Chairman of the Board and the Chief Executive Officer, or in the event of the inability or refusal of the Chairman of the Board and the Chief Executive to act, the President or his or her designee shall preside at all meetings of the stockholders and the Board of Directors.

Section 4.8 The Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the direction of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer and the President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer.

Section 4.9 The Vice Presidents. In the event of the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President, each Vice President, in the order of his or her seniority, shall perform the duties of such officers. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Chief Executive Officer or the President or by the Board of Directors.

Section 4.10 The Secretary. The Secretary shall:

(a) Keep the minutes of the meetings of the stockholders and of the Board of Directors;

(b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

(c) Be custodian of the records and of the seal of the Corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

(d) Have charge of the stock record books of the Corporation, unless the same shall be entrusted by the Board of Directors to a registrar or transfer agent, in which case the registrar or transfer agent shall have charge of same;

(e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

Section 4.11 The Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.1, then, at the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.12 The Treasurer. The Treasurer shall:

(a) Receive and be responsible for all funds of and securities owned or held by the Corporation and, in connection therewith: keep or cause to be kept full and accurate records and accounts for the Corporation; deposit or cause to be deposited to the credit of the Corporation all moneys, funds and securities so received in such bank or other depository as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the Corporation as may be properly authorized;

(b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors, the Chief Executive Officer or the President of the Corporation may require, financial and other appropriate reports on the condition of the Corporation;

(c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors.

Section 4.13 The Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.1, then, at the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 4.14 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.15 Bonds. If the Board of Directors, the Chief Executive Officer or the President shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors, the Chief Executive Officer or the President, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 4.16 Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director.

ARTICLE 5

SHARES OF STOCK

Section 5.1 Regulation. Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares and uncertificated shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates, or a new statement for uncertificated shares as provided in Section 5.2(b), and including the appointment of transfer agents and registrars.

Section 5.2 Stock Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Delaware General Corporation Law.

(a) Shares of the Corporation may be represented by certificates. Certificates for shares of the stock of the Corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, the President or an Executive Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the Corporation or its employee. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby, the name of the holder, the par value of the shares represented thereby, or that such shares are without par value. The powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock and series of any class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or such certificate shall contain a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

(b) The Board of Directors may authorize the issuance of some or all of any or all classes or series of the Corporation’s stock, common, preferred or otherwise, without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by paragraph (a) of this Section 5.2. Unless the General Corporation Law of the State of Delaware expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 5.3 Transfer of Shares. Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney and, in the case of shares represented by a certificate, upon the surrender or cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware.

Section 5.4 Fixing Date for Determination Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.5 Lost Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate, or a new statement as provided for in Section 5.2(b) for uncertificated shares, may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 6

BOOKS AND RECORDS

Section 6.1 Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 6.2 Inspection. The books, accounts and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, to the extent provided by the General Corporation Law of the State of Delaware.

Section 6.3 Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the Corporation and the word Delaware and in the center shall be inscribed the words Corporate Seal.

ARTICLE 7

DIVIDENDS AND RESERVES

Section 7.1 Dividends. Subject to the provisions of the Certificate of Incorporation and applicable law, dividends may be declared and made payable at such times and in such amounts as the Board of Directors may from time to time determine. Dividends may be declared at any regular or special meeting of the Board and may be paid in cash or other property or in the form of a stock dividend.

Section 7.2 Reserves. The Board of Directors of the Corporation may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may increase, reduce or abolish any such reserve.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 8.2 Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

Section 8.3 Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

Section 8.4 Contracts and Other Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 8.5 Electronic Transmission. “Electronic transmission”, as used in these By-Laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.6 Waivers of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice (including by Specified Transmission), whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 8.7 Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment duly executed in the name of the Corporation.

Section 8.8 Indemnification.

(a) The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal actions or proceeding had no reasonable cause to believe that the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) actually and reasonably incurred by the person in defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent the Court of Chancery of Delaware or the court in which such action or suite was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 8.8, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section 8.8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 8.8. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by a current or former officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8.8.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 8.8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 8.8.

(h) With respect to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such a person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Section 8.8 shall be contract rights.

(i) For purposes of this Section 8.8, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(j) For purposes of this Section 8.8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 8.8.

(k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l) Any amendment, repeal or modification of any provision of this Section 8.8 by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification or relating to acts or omissions of a current or former director or officer occurring at or prior to the time of such amendment, repeal or modification.

Section 8.9 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Section 8.10 Amendment of By-Laws. The stockholders, by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding shares of capital stock of the Corporation, may at any annual or special meeting of stockholders if notice of such alteration or amendment of the By-Laws is contained in the notice of such meeting, alter, amend, or repeal these By-Laws, and alterations or amendments of By-Laws made by the stockholders shall not be altered or amended by the Board of Directors. Subject to the preceding sentence, the Board of Directors, by the affirmative vote of a majority of the whole Board, may make, alter, amend, or repeal these By-Laws. By-Laws made, altered, amended or repealed by the Board of Directors may be altered or repealed by the stockholders.

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